Exhibit 10.10

(For Entirely New Transaction)

4,000 yen Revenue Stamp
Each affixes one to the instrument to be provided to the other

Agreement on Banking Transactions

July 21, 2023

The First Party	Address:	1-1-3 Otemachi, Chiyoda-ku, Tokyo	(Seal)
(Customer)	Name:	Onodera Food Service Co., Ltd.
Shinji Nagao, Representative Director
		(Customer: Onodera Food Service Co., Ltd.)	Legal Seal

The Second	Address:	1-1-1 Nishi-Shimbashi, Minato-ku, Tokyo	(Seal)
Party (Bank)	Name:	Resona Bank, Limited, Toranomon Branch (Corporate Sales)
Kazuhisa Murakami , Branch Manager
(Transaction Office: Toranomon Branch)

Resona Bank, Limited

This Agreement is entered between the Customer (hereinafter the “First Party”) and Resona Bank, Limited, (hereinafter the “Second Party”) concerning transactions between the parties as set out in the following clauses:

Article 1 (Scope of Application)

1.	Unless otherwise agreed between the parties, the respective clauses herein universally apply to all transactions between the parties where the First Party undertakes obligations to the Second Party, including loans on bill, discounting of bills, discounting of electronically recorded monetary claims, loans on deeds, overdrafts, acceptances and guarantees, foreign exchanges, and derivatives trading.

2.	If the First Party guarantees a transaction between the Second Party and a third party, such guarantee transaction shall be included in the transactions under the preceding paragraph.

3.	If the Second Party acquires through a transaction with a third party a bill the First Party has drawn, endorsed, accepted (including by intervention) or assured, or an electronically recorded monetary claim of which the First Party is the electronically recorded obligor, the clauses herein also apply to the First Party’s performance of obligations.

4.	If the Second Party acquires an electronically recorded monetary claim of which the First Party is the electronically recorded obligor, the First Party shall, to secure the payment of the electronically recorded monetary claim to the Second Party, undertake an obligation to pay the sum recorded as the amount of the claim on the due date of the electronically recorded monetary claim. In this case, the clauses herein apply to the performance of the obligation, and if the Second Party has a right to revolving collateral on a property owned by the First Party or a third party, that obligation shall be secured by the revolving collateral as an obligation arising from banking transactions.

Article 2 (Bills/Electronically Recorded Monetary Claims and Loan Obligations)

If a right to a bill or electronically recorded monetary claim coexists with respect to the Second Party’s claim against the First Party, the Second Party may make a claim by exercising, at its discretion, either its claim against the First Party or the right to the bill or electronically recorded monetary claim.

Article 3 (Interest and Damages)

1.	For interest, discount charges, guarantee charges, commissions, and any refunds for them payable by the Second Party, the interest rates, rates, and the times and methods of payment shall be separately agreed between the parties; provided, however, that if there is a change in financial conditions or other similar sufficient grounds, either party may request consultation from the other party about changing them so their level can be generally accepted as reasonable.

2.	The preceding paragraph shall be also followed where the financial standing of the First Party or the value of the security has been changed so that the preservation status of the Second Party’s claim is no longer the same.

3.	If the First Party fails to perform an obligation to the Second Party, it shall pay damages at the rate of 14% per annum on the amount of the principal it owes. In this case, calculation on a prorated basis shall be used with 365 days as one year.

Article 4 (Collateral)

1.	If there is any significant cause for the Second Party to preserve its claim, including cases where the collateral provided to the Second Party is damaged or lost, or its value is reduced for any reason not attributable to the Second Party, or where there is credit uncertainty with the First Party or its guarantor, the First Party shall, at the Second Party’s request, provide collateral or additional collateral or come up with a guarantor or additional guarantors deemed appropriate by the Second Party.

2.	If the First Party fails to perform an obligation to the Second Party, the Second Party may collect or dispose of collateral not necessarily through legal procedures but with conditions generally accepted as appropriate (including in terms of the method, time and price) and may appropriate the gained money, regardless of the statutory order, to the payment of the First Party’s obligation after the deduction of expenses from the gained amount.

If there remains the amount of the First Party’s obligation even after the appropriation of the gained money to the obligation, the First Party shall immediately pay it to the Second Party, and if there arises a surplus, the Second Party shall return it to the person entitled.

3.	If the First Party fails to perform an obligation to the Second Party, the Second Party may handle in the same way as the preceding paragraph any movables, bills, and other securities of the First Party in the Second Party’s possession (including book-entry stocks, book-entry transfer corporate bonds, book-entry transfer beneficial interests in investment trust, electronically recorded monetary claims, and other securities of the First Party recorded in its name).

Article 5 (Acceleration)

1.	If the First Party falls under any of the following items, all obligations the First Party owes to the Second Party shall be automatically accelerated without any notice, demand, or other procedures of the Second Party, and the First Party shall immediately perform the obligations:

(i)	When the party admits inability to pay debts, or a petition for the commencement of bankruptcy proceedings, civil rehabilitation proceedings, corporate rehabilitation proceedings, special liquidation, or other similar proceedings under national or foreign law is filed with respect to the party

(ii)	When the party suffers a disposition of the clearinghouse or electronic monetary claim recording institution to suspend transactions or other similar disposition

(iii)	When an order or notice of provisional seizure, preservative attachment, or seizure is dispatched with respect to deposits or other claims that the First Party or its guarantor holds against the Second Party

If the First Party gives the Second Party without delay written notice that it provides collateral or comes up with a guarantor approved by the Second Party with respect to the seizure of deposits or other claims that the First Party’s guarantor holds against the Second Party, and the Second Party agrees that obligations will not be accelerated, the Second Party shall give the First Party written notice to such effect; provided, however, that this does not preclude the effect of any act of the Second Party already made based on the acceleration.

(iv)	When the Second Party comes to know that the First Party goes missing, and notice that the Second Party sends to the First Party no longer reaches the reported address

2.	If the First Party falls under any of the following items, all obligations the First Party owes to the Second Party shall be accelerated at the demand of the Second Party, and the First Party shall immediately perform the obligations:

(i)	When the party is in arrears of the performance of any part of the obligation to the Second Party

(ii)	When proceedings of seizure or public auction are commenced with respect to an object of collateral

(iii)	When the First Party violates any undertaking for transactions with the Second Party

(iv)	When a guarantor falls under any item of the preceding paragraph or this paragraph

(v)	When the First Party, or a guarantor or a provider of collateral (third-party mortgagor) of the First Party falls under an Organized Crime Group Member set forth in paragraph 1 of Article 15 or any item thereof, engages in any act set forth in items of paragraph 2 of the said article, or turns out to have made a false report in connection with the representation and warranty under paragraph 1 of the said article, and thus it is inappropriate to continue transactions with the First Party

(vi)	In addition to the preceding items, when there are reasonable grounds to require the preservation of the Second Party’s claims

3.	If a demand of the Second Party under the preceding paragraph is delayed or fails to reach the First Party for any reason attributable to the First Party, including cases where the First Party fails to notify the Second Party of an address change or to receive the demand of the First Party, the First Party’s obligations shall be accelerated at the time when it usually reaches.

Article 6 (Redemption of Discounted Bills or Electronically Recorded Monetary Claims)

1.	If the First Party has bills or electronically recorded monetary claims discounted, and any of the bills or electronically recorded monetary claims fall under any of the following items, the First Party shall automatically become liable to redeem the amount stated on the face of the bills or the amount of the claim pertaining to the electronically recorded monetary claims without any notice, demand, or other procedures of the Second Party, and shall immediately make payment:

(i)	When the First Party falls under any cause set forth in items of paragraph 1 of the preceding article, all bills and electronically recorded monetary claims

(ii)	When the main debtor of bills or the debtor of electronically recorded monetary claims fails to make payment as they become due, or when there is any cause set forth in items of paragraph 1 of the preceding article with respect to the main debtor of bills or the debtor of electronically recorded monetary claims, the bills of that main debtor and the electronically recorded monetary claims of that debtor

2.	If discounted bills or electronically recorded monetary claims fall under any of the following items, the First Party shall become liable to redeem the amount stated on the face of the bills or the amount of claim pertaining to the electronically recorded monetary claims at the demand of the Second Party and shall immediately make payment. If a demand of the Second Party is delayed or fails to reach the First Party for any reason attributable to the First Party, including cases where the First Party fails to notify the Second Party of an address change or to receive the demand of the First Party, the First Party shall become liable to redeem at the time when it usually reaches.

(i)	When the First Party, or a guarantor or a provider of collateral (third-party mortgagor) of the First Party falls under an Organized Crime Group Member set forth in paragraph 1 of Article 15 or any item thereof, engages in any act set forth in items of paragraph 2 of the said article, or turns out to have made a false report in connection with the representation and warranty under paragraph 1 of the said article, and thus it is inappropriate to continue transactions with the First Party

(ii)	When there are other reasonable grounds to require preservation of the Second Party’s claims

3.	Until the First Party performs obligations under the preceding two paragraphs, the Second Party may exercise all rights as the holder of bills or creditor of electronically recorded monetary claims.

4.	When the First Party has performed the obligation to redeem a discounted electronically recorded monetary claim under paragraph 1 or 2, the Second Party shall request without delay a record of an assignment (without a record of a guarantee) with the assignee as the First Party with respect to the electronically recorded monetary claim or request a record of an alteration to delete the record of an assignment with the assignee as the Second Party; provided, however, that this does not apply during a period where the electronic monetary claim recording institution restricts requests for electronic records.

Article 7 (Netting Calculation)

1.	If the First Party is required to perform an obligation to the Second Party as it becomes due or is accelerated, or because of an obligation for redemption or indemnification, or any other reason, the Second Party may offset the obligation against the First Party’s deposit or any other claim at any time whether the claim becomes due or not, or may withdraw, cancel, or dispose of the First Party’s deposit or any other claim without advance notice or other prescribed procedures and appropriate the money to the payment of the obligation.

2.	When the Second Party makes the netting calculation under the preceding paragraph, any interest on claims and debts, and any discount charges, damages, settlement money, and the like shall be reckoned for the period up to the day of calculation; any interest rates and rates shall be calculated according to the Second Party’s rule; and for any foreign exchange rates, the rates at the time of the Second Party’s calculation shall be applied.

Article 8 (Ditto)

1.	The First Party may offset any deposit or other claim of the First Party that has become due against any debt owed by the First Party to the Second Party even before the debt becomes due.

2.	If the First Party offsets its claim under the preceding paragraph against a discounted bill or electronically recorded monetary claim that has not yet become due, the First Party may offset it by undertaking the obligation for redemption of the amount stated on the face of the bill or the amount of claim pertaining to the electronically recorded monetary claim; provided, however, that the First Party may not offset its claim against a discounted bill or electronically recorded monetary claim that the Second Party reassigns to another person.

3.	When the First Party makes an offset under the preceding two paragraphs, written notice shall be given of such offset, and the First Party shall immediately submit to the Second Party the instrument for the deposit or other claim, or the bankbook against which the offset is made.

4.	In the event of an offset by the First Party, any interest on claims and debts, and any discount charges, settlement money, damages, and the like shall be reckoned for the period up to the day on which notice of the offset reaches. If there is no separate agreement between the parties concerning any interest rates and rates, they shall be determined according to the Second Party’s rule, and for any foreign exchange rates, the rates at the time of the Second Party’s calculation shall be applied. For payment before maturity, special provisions shall be followed for fees for it, if any.

5.	Where an insured event occurs at the Second Party under the Deposit Insurance Act, if the First Party makes an offset, the provisions of every kind of deposit rule and trust contracts prescribed by the Second Party shall be applied to it, in addition to the provisions of paragraph 1 through the immediately preceding paragraph hereof. If there is any inconsistency between the provisions of paragraph 1 through the immediately preceding paragraph hereof and those of every kind of deposit rule or trust contract prescribed by the Second Party, the latter shall prevail.

Article 9 (Presentment or Delivery of Bills / Records of Payment for Electronically Recorded Monetary Claims)

1.	Where a bill or electronically recorded monetary claim exists with respect to the First Party’s obligation, if the Second Party makes the netting calculation under Article 7 without the exercise of the claim of the bill or the electronically recorded monetary claim, the Second Party shall not be required to simultaneously return such bill or electronically recorded monetary claim. The Second Party may continue to collect debts or receive payments for the bill or electronically recorded monetary claim before maturity.

2.	If there is a bill to be returned from the Second Party because of the netting calculation under the preceding two articles, the First Party shall visit the Second Party and receive the bill without delay.

3.	If the Second Party makes the netting calculation under Article 7 by exercising its claim on a bill, the Second Party shall not be required to present or deliver the bill, only in any of the following cases. The preceding paragraph shall be followed when the bill is received.

(i)	When the Second Party cannot know the whereabouts of the First Party

(ii)	When the First Party designates the Second Party as the place of payment for the bill

(iii)	When it is deemed difficult for the Second Party to deliver the bill

(iv)	When the omission of presentment or delivery of the bill is deemed unavoidable because of collection or any other reason

4.	If there is an electronically recorded monetary claim to be returned to the First Party because of the netting calculation under the preceding two articles, the Second Party shall request without delay a record of a payment or a record of an assignment (without a record of a guarantee) with the assignee as the First Party for such electronically recorded monetary claim; provided, however, that this does not apply during a period where the electronic monetary claim recording institution restricts requests for electronic records.

5.	If there remain the First Party’s obligations even after the netting calculation under the preceding two articles that require immediate performance, and there are any debtors other than the First Party with respect to the bill or electronically recorded monetary claim, the Second Party may retain the bill or electronically recorded monetary claim and may collect debts, receive payments, or otherwise dispose of it and appropriate the money to the payment of the obligations.

6.	Even when an electronically recorded monetary claim is required to be returned to the First Party, the Second Party may receive, to the extent it is the electronically recorded person, payments from debtors of the electronically recorded monetary claim. In this case, if there are reasonable grounds for the Second Party to retain the paid money, or the Second Party pays the money to the First Party within a reasonable period, the Second Party shall not be liable to pay interest, damages, or the like to the First Party for such money.

Article 10 (Designation of Appropriation by Second Party)

If payment of obligations or the netting calculation under Article 7 is not sufficient to discharge the total amount of the First Party’s obligations to the Second Party, the Second Party may make appropriation in such order and in such manner as the Second Party deems appropriate, and the First Party shall not object to such appropriation. In this case, the Second Party shall give the First Party written notice of the result of the appropriation.

Article 11 (Designation of Appropriation by First Party)

1.	If the offset by the First Party under Article 8 is not sufficient to discharge the total amount of the First Party’s obligations to the Second Party, the First Party may make appropriation in such order and in such manner as the First Party designates by written notice to the Second Party.

2.	If the First Party fails to make the designation under the preceding paragraph, the Second Party may make appropriation in such order and in such manner as the Second Party deems appropriate, and the First Party shall not object to such appropriation. In this case, the Second Party shall give the First Party written notice of the result of the appropriation.

3.	If the designation pursuant to paragraph 1 is likely to interfere with the preservation of the Second Party’s claims, the Second Party may make, after objecting to it without delay, appropriation in such order and in such manner as the Second Party deems appropriate by taking into consideration factors, including the presence of collateral or guarantee, the extent of coverage by such collateral or guarantee, the difficulty to dispose of them, the due date of the obligation, and the prospects for clearance of discounted bills or electronically recorded monetary claims. In this case, the Second Party shall give the First Party written notice of the result of the appropriation.

4.	When the Second Party makes appropriation under the preceding two paragraphs, the Second Party may designate its order and manner on the assumption that undue obligations of the First Party have become due; the First Party will assume the obligation to redeem undue or unsettled discounted bills and electronically recorded monetary claims and will assume in advance the obligation for indemnification with regard to the acceptance and guarantee.

Article 12 (Risk of Loss and Exemptions)

1.	If a bill drawn, endorsed, accepted (including by intervention), or assured by the First Party or an instrument submitted by the First Party to the Second Party, or the electronic record of an electronically recorded monetary claim of which the First Party is the electronically recorded obligor is lost, destroyed, damaged, erased, or delayed in delivery because of an untoward accident, disaster, accident in transit, or other unavoidable cause, the First Party shall pay debts based on the records on the Second Party’s books, slips, and other vouchers. When so required by the Second Party, the First Party shall immediately submit a substitute bill or instrument to the Second Party or require a record of an accrual, assignment, or guarantee from the electronic monetary claim recording institution for a substitute electronically recorded monetary claim. In this case, the First Party shall bear any damage caused thereby unless it is caused by a reason attributable to the Second Party.

2.	If collateral provided by the First Party to the Second Party becomes subject to any damage caused by any unavoidable cause set forth in the preceding paragraph, the First Party shall bear such damage unless it is caused by a reason attributable to the Second Party.

3.	Even if the effect of the right to a bill should be precluded by incomplete entries required or an invalidating entry on the bill, or the effect of an electronically recorded monetary claim should be precluded by an incompletion of the requirements for the claim to take effect, or the right to a bill or an electronically recorded monetary claim lapses due to inadequacy in the procedures for preservation of right, the First Party shall be liable for the amount stated on the face of the bill or the amount recorded as the amount of claim pertaining to the electronically recorded monetary claim.

4.	When the Second Party checks with due care against the seal reported by the First Party the seal impression on a bill, deed, or a written request for an electronic record of an electronically recorded monetary claim, and it makes a transaction by concluding that they are same, the First Party shall bear any damage arising from forgery, alteration, or illegal use of the bill, deed, or seal, or from any other similar incident, and shall undertake liabilities according to the statements on the bill or deed, or the electronic record of the electronically recorded monetary claim.

5.	When the Second Party confirms by the prescribed method of the Second Party that an ID, password, or other information for identity verification of the First Party is the same as the information registered with the Second Party, and treats them as such, the First Party shall bear any damage arising from illegal or unauthorized use of the information or any other similar accident even if any person other than the First Party has used the information and shall undertake liabilities according to the electronic record of the electronically recorded monetary claim.

6.	The First Party shall bear any expenses required by the Second Party to exercise or preserve its rights to the First Party or to collect or dispose of collateral, as well as any expenses incurred when the First Party requests the Second Party’s cooperation to preserve the First Party’s rights.

7.	No claim shall be made against the Second Party even if the application of item 5 of paragraph 2 of Article 5, or item 1 of paragraph 2 of Article 6 causes any damage to the First Party or to a guarantor or a provider of collateral (third-party mortgagor) of the First Party. If any damage is caused to the Second Party, the First Party, or a guarantor or a provider of collateral (third-party mortgagor) of the First Party shall undertake liabilities for it.

Article 13 (Changes to Reported Items)

1.	The First Party shall immediately give the Second Party written notice of any change to its seal, corporate or trade name, representative, address, or any other items reported to the Second Party.

2.	If a notice or a document given or sent by the Second Party delays or fails to reach the First Party for any reason attributable to the First Party, including a failure to report under the preceding paragraph or a failure to receive notice from the Second Party, it shall be deemed to have reached at the time when it usually reaches.

Article 14 (Reports and Inspections)

1.	The First Party shall periodically submit to the Second Party copies of balance sheets, profit and loss statements, and equivalent documents, as well as documents that the Second Party deems necessary for inspections of the First Party’s assets, management, and business conditions.

2.	In addition to the preceding paragraph, the First Party shall submit data or give reports, at the Second Party’s request, which the Second Party deems necessary for inspections of the First Party’s assets, management, and business conditions or shall provide necessary facilities for the Second Party’s inspections of them.

3.	If there is or is likely to be a material change to the First Party’s assets, management, or business conditions, the First Party shall report it to the Second Party.

4.	Where the First Party is an individual, if assistance, curatorship, or guardianship is started with respect to the First Party, if a supervisor of the voluntarily appointed guardian is appointed under a decision of the family court, or if there has been already a ruling for it, the First Party or assistant, curator, or guardian shall immediately give written report to the Second Party for it. The same applies in the event of any change or cancellation of the reported matter.

Article 15 (Representation about Antisocial Forces)

1.	The First Party represents and warrants that the First Party or a guarantor or a provider of collateral (third-party mortgagor) of the First Party does not and shall never fall under an organized crime group, member of such group, person for whom five years have not passed since the person ceases to be a member of an organized crime group, associate member of or company affiliated with an organized crime group, corporate racketeer, criminal engaging in criminal activities under the pretext of conducting social campaigns or other activities, crime group specialized in intellectual crimes, or any other equivalent person (hereinafter collectively an “Organized Crime Group Member”) or any of the following items, whether now and in the future:

(i)	Having a relationship that suggests that an Organized Crime Group Member controls its management

(ii)	Having a relationship that suggests that an Organized Crime Group Member is substantially involved in its management

(iii)	Having a relationship that suggests that it illegally uses an Organized Crime Group Member to gain unlawful profit for itself, its company or a third party or inflict damage to a third party or for any other reason

(iv)	Having a relationship that suggests that it provides funds or other benefits or furnishes facilities to an Organized Crime Group Member or is otherwise involved with such member or group

(v)	Having an officer or other person substantially involved in its management who has a socially reprehensible relationship with an Organized Crime Group Member

2.	The First Party warrants that the First Party, or a guarantor or a provider of collateral (third-party mortgagor) of the First Party shall not engage in any of the following acts, whether by itself or using a third party:

(i)	Violent demands

(ii)	Unreasonable demands that exceed the limits of legal liability

(iii)	An act of using intimidating speech and behavior or violence in connection with transactions

(iv)	An act of spreading a rumor or using fraudulent means or force to damage the Second Party’s credibility or interfere with its business

(v)	Other acts equivalent to any of the preceding items

Article 16 (Handling Offices)

The clauses herein universally apply to all transactions between the First Party and the head office and branch offices of the Second Party.

Article 17 (Termination and Lapse of Contract)

1.	When there are no longer any obligations undertaken by the First Party to the Second Party hereunder, either party may terminate this Agreement by giving the other party written notice.

2.	In the event of item 5 of paragraph 2 of Article 5 or item 1 of paragraph 2 of Article 6, this Agreement shall lapse upon the payment of all obligations.

Article 18 (Governing Law and Agreed Jurisdiction)

1.	This Agreement and any contracts for every kind of transactions between the parties hereunder shall be governed by the laws of Japan.

2.	Any lawsuit needed in connection with any transaction hereunder shall be submitted to the district court of Osaka or Tokyo or the court with jurisdiction over the location of the transaction office.

(i)

Registered Seal

Address	1-1-3 Otemachi, Chiyoda-ku, Tokyo	Registered Seal
Name (Corporate Name Name/Title)	Onodera Food Service Co., Ltd. Shinji Nagao, Representative Director (Customer: Onodera Food Service Co., Ltd.)	(Seal)

[Office Use Only]

Reason for Filing	New (circled) / Change of representative / Voluntary / Loss / Address change Others ( )

(circle the applicable item)

CIF #		Customer	Onodera Food Service Co., Ltd.

320
Toranomon

O	No	De

(Bend Line)

(iii)

Filing of Seal-Impression

To: Resona Bank, Limited

July 21, 2023

Address	1-1-3 Otemachi, Chiyoda-ku, Tokyo	
Name (Corporate Name Name/Title)	Onodera Food Service Co., Ltd. Shinji Nagao, Representative Director	(Seal)

(Customer: Onodera Food Service Co., Ltd.)

Our company (I) submits the seal of the representative (me) as above that our company (I) will use for various transactions with your company, including discounting of bills, borrowings, and acceptances and guarantees.

Please affix the legal seal in the case of a new seal, change of representative or organization, or loss of seal, and the registered seal (or a new registered seal in the case of a voluntary seal change) or the legal seal in any other cases.
*For the legal seal, attach a seal certificate.

[Office Use Only] (For financing deal)

Execution control #	-

Stamp of registration approval	Stamp of approval	Verification of a seal impression	Reception stamp

320 Toranomon 638681 Onodera Food Service Co., Ltd.

Seven years after credit cancellation (Revision 1.2021) LPD

(ii)

(For financing deal)

Request for Savings Account Transfer

July 21, 2023

To: Resona Bank, Limited

Address: 1-1-3 Otemachi, Chiyoda-ku, Tokyo
Onodera Food Service Co., Ltd. (Seal)
Name: Shinji Nagao, Representative Director

Customer: Onodera Food Service Co., Ltd. Registered seal for financing

With regard to banking transactions (including loans by agent) between your company and me (our company), I (our company) wish to pay repayments, interest, discount charges, various expenses, and the like of borrowings payable by me (our company) by account transfer from the savings account in my (our company's) name, and thus I (our company) make this request by guaranteeing compliance with the Agreement on the reverse side.

1. Designated savings account

Type of Deposit	Account Number	Deposit Transaction Seal
Current / Ordinary		(Seal)

2. Items for which account transfer is requested

- ○ Discounting of bills/electronically recorded monetary claims: discount charges, charge for collection
- ○ Loans on bill/deeds: repayments, interest on borrowings
- ○ Acceptances and guarantees: guarantee charges
- ○ Charges for collecting bills as collateral
- ○ Other expenses (registration fees, certified date charges, revenue stamp fees, guarantee charges of the credit guarantee association, etc.)
- ○ Loans by agent: repayments, interest on borrowings

3. Date of money transfer

Money shall be transferred on the agreed date if there is a separate agreement on the date of payment, and if there is no such agreement, your company shall determine the date of money transfer.

[Office Use Only] ○ Not available for overdrafts (ordinary/financing (B) overdraft/card loan)
○ Additional items for request shall be handwritten.

Both Faces

Stamp of approval	Verification of registered seal for deposit	Verification of registered seal for financing	Reception stamp

Execution control #	-

320 Toranomon 638681 Onodera Food Service Co., Ltd. (Revision 1.2016) Seven years after credit cancellation LPD

Agreement

1.	When payment is made hereunder from the designated savings account, I will not draw a current account check or submit the savings account passbook or a request for withdrawal of ordinary deposit, whether under the rules for a current account or ordinary deposit. Please withdraw money from the designated savings account on the date of money transfer by the method prescribed by your company to appropriate it to the payment.

2.	For the payment above, I (our company) will deposit the necessary funds in the designated transfer account by each date of payment.

3.	Should the balance in the designated savings account on the date of money transfer not be sufficient for the payment amount, I (our company) will promptly deposit money. In this case, I will raise no objection even if your company does not process part of the payment.

4.	Even if the balance in the designated savings account is not sufficient for the payment amount, your company may process it in the same way as under section 1 above at any time at a later date when the balance in the savings account reaches the due amount. Your company does not need to notify me (our company) of such withdrawal.

5.	Notwithstanding this request, if an account transfer is separately requested under a deed of loan agreement, a request for transfer of principal and interest, or the like, please process transactions pursuant to such request.

6.	If your company deems it necessary, your company may discontinue the transactions hereunder at any time without notice to me (our company).

7.	I (our company) will take full responsibility for any disputes that may arise at a later date regarding the transactions hereunder and will not cause any burden to your company.

200 Revenue Stamp

Agreement on Overdraft Transactions

(For variable rate spread lending)

Date of execution
July 21, 2023

To: Resona Bank, Limited

Address: 1-1-3 Otemachi, Chiyoda-ku, Tokyo

Person concerned: Onodera Food Service Co., Ltd. (Seal)
Shinji Nagao, Representative Director

Customer: Onodera Food Service Co., Ltd.

Seal for settlement account transactions
(Seal)
Affix if different from the seal of the agreement

In addition to the separate Agreement on Banking Transactions, I agree to this Agreement and make overdraft transactions in accordance with the following conditions:

Article 1 (Conditions of Overdrafts)

Overdraft maximum amount	¥ 2 5 0 0 0 0 0 0 0 yen		
Dedicated overdraft account	Toranomon Branch		Account #
Start date of overdraft	July 25, 2023		
Expiration date	September 29, 2023		
Payment/settlement account (in the name of the person concerned)	Toranomon Branch	Account: Ordinary savings	Account #
Interest rate	Your company shall apply an interest rate with a spread of (0.80000%) on top of the base rate (hereinafter the "Applicable Interest Rate").		
Base rate	The base rate shall be the rate of JAPANESE YEN TIBOR (365/SPOT) shown on page 17097 of the TELERATE screen around 1:00 p.m. two (2) business days prior to the date of the overdraft or the day on which the base rate is revised (hereinafter the "Rate Revision Date"). However, if such interest rate is 0% or less, the base rate shall be 0%. If page 17097 of the TELERATE screen shows no such rate, the base rate shall be a rate determined by your company in reference to the interest rate required by your company to borrow funds in the domestic yen market during the interest period concerned.		
Revision of applicable interest rate	1. An Applicable Interest Rate shall be revised on the Rate Revision Date, and the same base rate so revised shall be applied from the day following the Rate Revision Date to the following Rate Revision Date. 2. A cycle from the Rate Revision Date under the preceding item to the following Rate Revision Date is referred to as a rate revision interval, and such rate revision interval shall be determined every (1) month, and the successive Rate Revision Dates shall be set based on the rate revision interval (if a Rate Revision Date falls on a bank holiday, the date shall be put off to the following business day; provided, that if the following business day is in the following month, the date shall be moved up to the immediately preceding business day). 3. If there is a change in financial conditions or other sufficient grounds, or your company deems it necessary to change an Applicable Interest Rate, I agree that the Applicable Interest Rate may be revised at any time other than the Rate Revision Date.		

(Acceptance/Receipt of Explanation and a Copy)

- I have received an explanation from your company with a written proposal and have executed this contract document with a sufficient understanding of the terms of the transactions under the agreement. (Seal) (Seal)
- I have received an explanation about the contents of this contract document and have received a copy thereof.

[Office Use Only]

Without automatic renewal of expiration date
With base interest-rate floor

Date of delivery of proposal/explanation:

Both Faces

Stamp of approval (including CRM confirmation)	Seal of person in charge	Verification of registered seal for deposit	Verification of a seal impression	Reception stamp	Seal of proposal deliverer/ explainer

Internal memo #	33-01992
Execution control #	-

320 Toranomon 6386881 Onodera Food Service Co., Ltd. (Revision 12.2022) Seven years after full payment LPD

Article 2 (Account Opening)

1.	I shall open a dedicated overdraft account as specified above for overdraft transactions under this Agreement.

2.	I shall use the above dedicated overdraft account only for overdrafts from your company and shall not execute drawing or acceptance of checks or bills, automatic payment of public utility charges, or the like.

Article 3 (Renewal of Expiration Date)

The agreement hereunder shall terminate on the expiration date set forth in Article 1.

Article 4 (Use of Overdraft)

1.	When I use an overdraft under the agreement, I shall submit to your company an overdraft request in the form prescribed by your company (hereinafter a “Request”).

2.	Your company shall provide an overdraft for a Request that I submit and shall pay money for the overdraft in the payment/settlement account set forth in Article 1 (hereinafter the “Designated Savings Account”).

3.	If the date of repayment of an overdraft falls on the date of another overdraft, your company may process them by paying or withdrawing the balance of the amounts of the overdraft and repayment in or from the Designated Savings Account.

Article 5 (Interest)

The amount of interest on an overdraft under the agreement shall be calculated at the Applicable Interest Rate set forth in Article 1 by such method and at such time as prescribed by your company and shall be paid by the method prescribed by your company.

Article 6 (Delay Damages)

1.	If I fail to perform an obligation under the agreement, I shall pay delay damages to your company at 14% per annum on the due amount in accordance with Article 3 of the Agreement on Banking Transactions.

2.	The delay damages under the preceding paragraph shall be calculated on a prorated basis with 365 days as one year for the period from the date of default to the date of actual payment.

Article 7 (Repayment)

1.	For repayment of an overdraft, the amount of the overdraft set forth in the Request shall be paid in a lump sum on the scheduled date of payment set forth in the Request.

2.	A scheduled date of payment under the preceding paragraph shall be a day prior to the expiration date. If a scheduled date of payment is not designated, or if a scheduled date of payment exceeds the expiration date, the scheduled date of payment shall be the expiration date.

3.	Without the advance consent of your company, I shall not repay all or part of the overdraft prior to the scheduled date of payment.

Article 8 (Settlement Money)

1.	If I repay all or part of the overdraft prior to the scheduled date of payment with your company’s consent, I shall immediately pay to your company any fees, expenses, damages, and the like (hereinafter “Settlement Money”) incurred by your company as a result of such repayment. The Settlement Money includes any expenses incurred when an alternative transaction for the overdraft is newly commenced with a third party, or such transaction is assumed.

2.	I shall also pay Settlement Money to your company pursuant to the preceding paragraph if your company rescinds the original contract due to acceleration of my obligations under Article 5 of the Agreement on Banking Transactions.

Article 9 (Automatic Payment of Principal and Interest)

1.	For the payment of the principal, interest, delay damages, and other money under the agreement, I shall, by each date of payment, deposit money in at least the prescribed amount in the Designated Savings Account specified in Article 1, and your company shall withdraw the money from the Designated Savings Account on the due date without checks, passbooks of ordinary savings/consolidated accounts, or withdrawal slips for them, whether under the rules for a current account or ordinary deposit, and shall appropriate it to each payment.

2.	When the balance in the savings account under the preceding paragraph is not sufficient for the amount of each payment, I shall not raise any objection even if your company does not process part of the payment and takes the prescribed measures for arrearage.

3.	When the balance in the savings account under the preceding paragraph reaches the due amount at a later date, your company may process it at any time in the same manner as under paragraph 1, including for delay damages.

Article 10 (Withdrawal of Incidental Expenses)

As for guarantee charges of the credit guarantee association required for your company’s claims under the agreement to be preserved, other guarantee charges, certified date charges, fees related to registration, and any other expenses related to the agreement hereunder, your company shall also withdraw money from my savings account pursuant to Article 9.

Article 11 (Immediate Payment)

1.	If I fall under any cause listed in items of paragraph 1 of Article 5 of the separate Agreement on Banking Transactions, I shall immediately pay the full amount of the principal and interest of any overdrafts without any notice, demand, or other procedures of your company.

2.	If I fall under any cause listed in items of paragraph 2 of Article 5 of the separate Agreement on Banking Transactions, I shall pay the full amount of the principal and interest of any overdrafts immediately upon your company’s demand.

Article 12 (Reduction in Amount, Discontinuation, Cancellation, or Rescission)

1.	If there are reasonable grounds, including a change in financial conditions and preservation of claims, your company may at any time reduce the maximum amount, discontinue overdrafts, or rescind the agreement.

2.	In the event of rescission or cancellation of the agreement, or discontinuation of overdrafts, I immediately pay the full amount of the principal and interest of the overdrafts. If the maximum amount is reduced, I immediately pay the amount of the overdrafts exceeding the maximum amount after the reduction.

Article 13 (Accountability)

I confirm that I sufficiently understand the provisions of this Agreement and that I will execute and perform this Agreement at my own accountability.

Dedicated overdraft account #

Overdraft Request

(Dedicated Overdraft Account)

July 25, 2023*						Scheduled date of payment			August 31, 2023			
Name: 1-1-3 Otemachi, Chiyoda-ku, Tokyo Onodera Food Service Co., Ltd. Shinji Nagao, Representative Director									Registered seal (Seal)			
Amount			¥	2	1	0	0	0	0	0	0	yen 0
Please deposit the above amount into the designated account.												

(Office Use Only)

Store #	CIF				Agreed interest rate	Enter the agreed interest rate only for short-term spread lending.
Internal memo #		.				
Class.	Interest payment date	New / renewal		day		. %
Holiday classification		Pre. bus.	Foll. bus.	Pre. bus. (current month)	Note	

*The execution date must be entered as overdraft date.

Stamp of approval	Seal of person in charge	Seal of contractor	Verification seal	Reception stamp

31-525-45-00 *Ho* Five years after execution *Tai* (1×50) 12.2021 509 B

Dedicated overdraft account #

Overdraft Request

(Dedicated Overdraft Account)

August 31, 2023*	Scheduled date of payment	September 29, 2023

Name:	Registered seal
Onodera Food Service Co., Ltd. Shinji Nagao, Representative Director	(Seal)

Amount			¥	2	5	0	0	0	0	0	0	yen 0

Please deposit the above amount into the designated account.

(Office Use Only)

Store #	CIF			Agreed interest rate	Enter the agreed interest rate only for short-term spread lending.
Internal memo #		-			
Class.	Interest payment date	New / renewal	day		. %
Holiday classification		Pre. bus.	Foll. bus.	Pre. bus. (current month)	Note

*The execution date must be entered as overdraft date.

Stamp of approval	Seal of person in charge	Seal of contractor	Verification seal	Reception stamp

31-525-45-00 *Ho* Five years after execution *Tai* (1×50) 12.2021 505 B